Exhibit 32.1

Certification

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Annual Report on Form 10-K

for the Year Ended December 31, 2022

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Nicole Sandford, President and Chief Executive Officer of Aspira Women’s Health Inc., a Delaware corporation (the “Company”), and Torsten Hombeck, Chief Financial Officer of the Company, each hereby certifies, to the best of her and his knowledge, that:

1.

The Company’s Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K/A”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Bruce A. Huebner
Date: October 25, 2023	/s/ Nicole Sandford
Nicole Sandford President and Chief Executive Officer (Principal Executive Officer)
Date: October 25, 2023	/s/ Torsten Hombeck
Torsten Hombeck Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K/A or as a separate disclosure document of the Company or the certifying officers.